UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIM ETF PRODUCTS TRUST

(Exact name of registrant as specified in its charter)

Delaware                                                                                                               See Below

(State of incorporation or organization)                                                                                                              (I.R.S. Employer Identification No.)
5701 Golden Hills Drive, Minneapolis, MN                                                                  55416-1297

(Address of principal executive offices)                                                                                                                                  (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Shares of beneficial interest, no par value	Name of each exchange on which each class is to be registered

AllianzIM International Equity Buffer15 Uncapped Apr ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer5 ETF	Cboe BZX Exchange, Inc.
AllianzIM Growth-100 Buffer5 ETF	Cboe BZX Exchange, Inc.
AllianzIM Growth-100 Buffer15 ETF	Cboe BZX Exchange, Inc.
AllianzIM International Equity Buffer5 ETF	Cboe BZX Exchange, Inc.
AllianzIM International Equity Buffer15 ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Small Cap Buffer5 ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Small Cap Buffer15 ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235734
Securities to be registered pursuant to Section 12 (g) of the Act:

                                                                                            None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.              Descriptions of Registrant’s Securities to be Registered.

Descriptions of the shares of beneficial interest, no par value, of the series of AIM ETF Products Trust (the “Trust”) listed below to be registered hereunder are set forth in:

•
Post-Effective Amendment No. 73 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on September 5, 2025 (with respect to AllianzIM International Equity Buffer15 Uncapped Apr ETF);

•
Post-Effective Amendment No. 75 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on September 9, 2025 (with respect to AllianzIM U.S. Equity Buffer5 ETF);

•
Post-Effective Amendment No. 76 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on September 9, 2025 (with respect to AllianzIM Growth-100 Buffer5 ETF and Growth-100 Buffer15 ETF );

•
 Post-Effective Amendment No. 77 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on September 9, 2025 (with respect to AllianzIM International Equity Buffer5 ETF and International Equity Buffer15 ETF); and

•
Post-Effective Amendment No. 90 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on March 6, 2026 (with respect to AllianzIM U.S. Small Cap Buffer5 ETF and U.S. Small Cap Buffer15 ETF); which descriptions are incorporated herein by reference.

                           Each series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:

AllianzIM International Equity Buffer15 Uncapped Apr ETF	41-3026322
AllianzIM U.S. Equity Buffer5 ETF	39-3092188
AllianzIM Growth-100 Buffer5 ETF	39-3130796
AllianzIM Growth-100 Buffer15 ETF	39-3196768
AllianzIM International Equity Buffer5 ETF	39-3234550
AllianzIM International Equity Buffer15 ETF	39-3256053
AllianzIM U.S. Small Cap Buffer5 ETF	41-3760976
AllianzIM U.S. Small Cap Buffer15 ETF	41-3814047

Item 2.              Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

2.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

3.
The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

                                                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 26th day of March, 2026.

AIM ETF PRODUCTS TRUST

By:       /s/ Brian Muench
Name:  Brian Muench
Title:    President